BANK OF AMERICA CORPORATION

UNDERWRITING AGREEMENT

$1,200,000,000
Floating Rate Callable Senior Notes, due December 2010

New York, New York
December 12, 2007

To the Representatives
named in Schedule I hereto
of the Underwriters
named in Schedule II hereto

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), the principal amount of one or more series of its securities identified in Schedule I hereto.  Such securities may include one or more series of the Company's senior debt securities (the "Senior Securities") and/or one or more series of the Company's subordinated debt securities (the "Subordinated Securities," and together with the Senior Securities, the "Securities").  The Senior Securities, if applicable, will be issued under an indenture dated as of January 1, 1995 between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 18, 1998, the Second Supplemental Indenture dated as of May 7, 2001, the Third Supplemental Indenture dated as of July 28, 2004, and the Fourth Supplemental Indenture dated April 28, 2006 (as so supplemented, the "Senior Indenture").  The Subordinated Securities, if applicable, will be issued under an indenture dated as of January 1, 1995 between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of August 28, 1998 and the Second Supplemental Indenture dated as of January 25, 2007 (as so supplemented, the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures").  The Securities are described more fully in the Prospectus referred to below.  This Underwriting Agreement amends and restates the underwriting agreement executed on December 4, 2007.

If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

1.         Representations and Warranties.

(a)        The Company represents and warrants to, and agrees with, each Underwriter that:

(i)         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-133852), which contains a base prospectus (the "Base Prospectus"), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto and including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), at each time of effectiveness, is called the "Registration Statement."  The term "Prospectus" shall mean the amended prospectus supplement dated December 12, 2007 relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time").  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Securities Act; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Exchange Act, and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to either of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

(ii)        The term "Disclosure Package," as to each series of Securities, shall mean (A) the Base Prospectus; (B) the applicable issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule III hereto; and (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of that Disclosure Package.  As of 8:20 a.m. (Eastern Time) on the date of this Agreement (the "Initial Sale Time"), each Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from a Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof (the "Underwriter Information").

(iii)       As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective and the Registration Statement, as amended as of any such time, the Prospectus, as amended or supplemented as of any such time, and the applicable Indenture complied, complies or will comply in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"), and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not

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 and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee or (II) the Underwriter Information.  The documents which are incorporated by reference in the Registration Statement, each Disclosure Package or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

(iv)       (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

(v)        No Issuer Free Writing Prospectus (including any Final Term Sheet (as defined below)), as of its date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein or the Prospectus, that had not or has not been superseded or modified.  If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(vi)       The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other

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 than the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(vii)      (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a "well‑known seasoned issuer" as defined in Rule 405 under the Securities Act.  The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(b)        Each Underwriter, severally and not jointly, represents and agrees that:

(i)         it has not and will not, directly or indirectly, offer, sell or deliver any of the Securities or distribute the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus or other free writing prospectuses) relating to the Securities in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Company except as set forth herein; and

(ii)        it will comply in all material respects with the selling restrictions set forth in the Prospectus under the caption "Underwriting-Selling Restrictions."

2.         Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price for the applicable Securities set forth on the cover page of the Prospectus, the principal amount of the applicable Securities set forth opposite such Underwriter's name in the applicable section of Schedule II hereto.

3.         Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereto (such date and time of delivery and payment for the Securities being herein called the "Closing Date").  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto.  Unless otherwise agreed, certificates for the Securities shall be in book-entry form, and such certificates may be deposited with The Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

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4.         Agreements.  The Company agrees with the several Underwriters that:

(a)        During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or a Disclosure Package (including the Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR.  The Company will advise the Representatives promptly (i) when the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to a series of Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or a Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)        If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which each Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement each Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Securities, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c)        The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

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(d)        The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing all documents relating to the offering.

(e)        The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f)         Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or (ii) covered by a registration statement on Form S-3 and (A) pursuant to which the Company issues securities under one of the Company's medium-term note programs (including, without limitation, the Company's Series K Medium-Term Note Program and the Company's InterNotes Program), (B) pursuant to which the Company issues securities for its dividend reinvestment plan, or (C) pursuant to which affiliates of the Company offer securities of the Company in secondary market transactions.

(g)        As to each series of the Securities, the Company will prepare a final term sheet containing only a description of such series, in a form approved by the Representatives and contained in Schedule IV of this Agreement, and will file each such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (each such term sheet, a "Final Term Sheet").

(h)        The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Company agrees that (i) it has treated, and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and

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 record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (A) is not an "issuer free writing prospectus" as defined in Rule 433, and (B) contains only (I) information describing the preliminary terms of the Securities or their offering, (II) information permitted by Rule 134 under the Securities Act or (III) information that describes the final terms of the Securities or their offering and that is included in a Final Term Sheet of the Company contemplated in paragraph (g) above.

(i)         If, immediately prior to the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to such Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to such Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(j)         If at any time when any of the Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(k)        The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

5.         Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

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(a)        For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i)         no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form (unless the Securities are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

(ii)        the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii)       each Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv)       the Financial Industry Regulatory Authority, Inc. ("FINRA") shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)        The Company shall have furnished to the Representatives the opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (v) through (xi) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) through (iv) below:

(i)         the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in each Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

(ii)        each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

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(iii)       all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in each Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

(iv)       such counsel is without knowledge that there is (A) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, each Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein or (B) any franchise, contract or other document of a character required to be described in the Registration Statement, each Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not so described or filed as required;

(v)        the Indentures and the Securities conform in all material respects to the descriptions thereof contained in the applicable Disclosure Package and the Prospectus;

(vi)       each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

(vii)      the Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, has been issued, and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened, or that the Company has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and the Registration Statement, each Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such

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 counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act;

(viii)      this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by you, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

(ix)       no consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky, state securities or insurance or similar laws of the United States in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(x)        neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of or constitute a default under (A) the certificate of incorporation or by-laws of the Company, each as amended to date, (B) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound or (C) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

(xi)       such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement, each Disclosure Package or the Prospectus consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, each Disclosure Package or the Prospectus or any amendment or supplement thereto (other than as stated in (v) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto as of the time it became effective, as of the Initial Sale Time or as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated

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 therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, each Disclosure Package, taken as a whole as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented, as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such counsel also does not pass upon, and does not assume any responsibility for, ascertaining whether or when any of the information contained in each Disclosure Package was conveyed to any purchaser of the Securities.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States, or the General Corporation Law of the State of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of counsel to the Underwriters or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(c)        The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, each Indenture, the Registration Statement, each Disclosure Package and the Prospectus and any other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)        The Company shall have furnished to the Representatives a certificate of the Company, signed by any Senior Vice President or Treasurer or any other authorized officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Disclosure Package and the Prospectus and this Agreement and they are without knowledge that:

(i)         the representations and warranties of the Company in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)        any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission; and

(iii)       since the date of the most recent financial statements included in each Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not

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 arising from transactions in the ordinary course of business, except as set forth in or contemplated in each Disclosure Package and the Prospectus.

(e)        On the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the Closing Date, in form and substance satisfactory to the Underwriters (and which may be in the form of a letter confirming the statements made in the letter furnished to the Underwriters on December 4, 2007), stating in effect that:

(i)         They are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii)        In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

(iii)       On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A)       Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of the Principal Subsidiary Bank as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(B)       Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus to the date of the latest available interim financial data; and

(C)       Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(I)        the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the

                                                               12

 applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

(II)       any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and the Prospectus, for them to be in conformity with generally accepted accounting principles;

(III)      (x) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (y) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and the Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

(iv)       The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Representatives and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(f)         Subsequent to the respective dates as of which information is given in the Registration Statement, each Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement, each Disclosure Package and the Prospectus.

(g)        Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)        On or after the date hereof and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any

                                                                                13

 "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

(i)         There shall not have come to the Representatives' attention any facts that would cause the Representatives to believe that any Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of any of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.         Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities to the Underwriters and the fees and expenses of any transfer agent or trustee for the Securities, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company's counsel and accountants, (vi) the qualification of the Securities under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (vii) the printing and delivery to the Underwriters of copies of any Blue Sky Survey, and (viii) the fees of FINRA, (ix) the preparation, printing, reproduction and delivery to the Underwriters of copies of the Indentures and all supplements and amendments thereto, (x) any fees charged by rating agencies for the rating of the Securities and (xi) the fees and expenses of any depository and any nominee thereof in connection with the Securities.

If the sale of any of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Securities.

                                                                                     14

7.         Indemnification and Contribution.

(a)        The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in each Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, or any such director, officer or controlling person for any legal and

                                                                                     15

 other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, each Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters, the sentences relating to concessions and reallowances, and the statements set forth in the seventh, ninth and tenth paragraphs under the caption "Underwriting" in the Prospectus.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representatives)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)        The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the

                                                                                 16

 indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)        If the indemnification provided for in Sections 7(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 7(c) for purposes of indemnification.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by

                                                                                           17

 any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute pursuant to this Section 7(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II.  For purposes of this Section 7(e), each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph.  However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

8.         Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of the applicable series of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of such Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the applicable series of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such non-defaulting Underwriters do not purchase all of such Securities, this Agreement will terminate as to such series of Securities without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, each Disclosure Package and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.         Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and

                                                                                  18

 payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

10.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.  The provisions of Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

11.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them, at the address specified in Schedule I hereto, with a copy to:  Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn:  James R. Tanenbaum, facsimile number:  (212) 468-7900; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Bank of America Corporation, Corporate Treasury ― Securities Administration, Bank of America Corporate Center, NC1-007-07-13, 100 North Tryon Street, Charlotte, North Carolina 28255, facsimile number:  (980) 387-8794, with a copy to each of:  Bank of America Corporation, Legal Department, NC1-002-29-01, 101 South Tryon Street, Charlotte, North Carolina 28255, Attn: General Counsel, facsimile number:  (704) 386-1670; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina  28202, Attn: Boyd C. Campbell, Jr., facsimile number:  (704) 343-2300.

12.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.       No Fiduciary Duties; Agreement Complete.

(a)        The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary

                                                                                     19

 responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters), and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

14.       Applicable Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                                                               20

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
BANK OF AMERICA CORPORATION
By:	/s/ B. KENNETH BURTON, JR.
Name: B. Kenneth Burton, Jr.
Title: Senior Vice President
The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.
By: BANC OF AMERICA SECURITIES LLC
By:	/s/ LILY CHANG
Name:	Lily Chang
Title:	Principal
For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated December 12, 2007

Registration Statement No. 333-133852

Representatives:	Banc of America Securities LLC Comerica Securities, Inc. Toussaint Capital Partners, LLC

Address of Representatives:

c/o Banc of America Securities LLC
                        NY1-301-29-01
                        9 West 57th Street
                        New York, New York  10019
                        Attention:  Caspar Bentinck

Title, Purchase Price and Description of Securities:

Title:  Floating Rate Callable Senior Notes, due December 2010

Principal amount:  $1,200,000,000

Interest:  3-Month LIBOR + 35 bps for the period from and including December 12, 2007 to, but excluding, June 12, 2009; 3-Month LIBOR + 75 bps for the period from, and including June 12, 2009 to, but excluding, the maturity date or an earlier redemption date, as applicable.  Interest payable quarterly, as described in Schedule IV.

Public offering price: 100%.

Purchase price:  99.900% in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company.

Sinking fund provisions:  None.

Redemption provisions:  Redeemable at 100% of the principal amount of the Securities, plus any accrued and unpaid interest, on June 12, 2009, or on any subsequent interest payment date.

Other provisions:  See Schedule IV.

Closing Date, Time and Location:  December 12, 2007, 1:30 P.M. New York City time, the Offices of Helms Mulliss & Wicker, PLLC.

                                                                                            I-1

Listing:  None.

Additional items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(e) at the time this Agreement is executed:  None.

                                                                                            I-2

SCHEDULE II

$1,200,000,000 Floating Rate Callable Senior Notes, due December 2010

Underwriters	Principal Amount of the Securities to be Purchased
Banc of America Securities LLC	$ 1,176,000,000
Comerica Securities, Inc.	$12,000,000
Toussaint Capital Partners, LLC	$12,000,000

Total	$ 1,200,000,000

                                                                                         II-1

SCHEDULE III

Issuer Free Writing Prospectuses

1.         The Final Term Sheet, as set forth in Schedule IV.

                                                                                         III-1

SCHEDULE IV

Filed Pursuant to Rule 433
Registration No. 333-133852

BANK OF AMERICA CORPORATION

$1,200,000,000 FLOATING RATE CALLABLE SENIOR NOTES, DUE DECEMBER 2010

AMENDED TERM SHEET

Dated as of December 11, 2007

Issuer:	Bank of America Corporation

Ratings:	Aa1 (Moody's)/AA (S&P)/AA (Fitch)

Title of the Series:	Floating Rate Callable Senior Notes, due December 2010

Aggregate Principal Amount:	$1,200,000,000

Issue Price:	100%

Initial Trade Date:	December 4, 2007

Proposed Underwriting Agreement:	December 12, 2007

Settlement Date:	December 12, 2007 (DTC)

Maturity Date:	December 12, 2010

Ranking:	Senior

Minimum Denominations:	$5,000 and multiples of $5,000 in excess of $5,000

Day Count Fraction:	Actual/360

Record Dates:	For book-entry only notes, one business day prior to the applicable interest payment date.

Base Rate:	Three-Month LIBOR (Reuters)

Index Maturity:	90 days

Spread:

35 bps for the period from, and including, the Settlement Date to, but excluding, June 12, 2009; 75 bps for the period from, and including, June 12, 2009 to, but excluding, the Maturity Date or an earlier redemption date.

Interest Payment Dates:	March 12, June 12, September 12 and December 12 of each year, beginning March 12, 2008.

Interest Periods:

Quarterly. The initial interest period will be the period from, and including, the Settlement Date to, but excluding, March 12, 2008, the initial interest payment date.  The subsequent interest periods will be the periods from, and including, the applicable interest payment date to, but excluding, the next interest payment date or the Maturity Date.

Interest Determination Date:	For the initial interest period, December 7, 2007. For each subsequent interest period, the second London banking day preceding the applicable interest reset date.

Interest Reset Dates:	March 12, June 12, September 12 and December 12 of each year, beginning March 12, 2008.

Optional Redemption:

The Issuer has the right to redeem all, but not less than all, of the notes on June 12, 2009, and on any subsequent interest payment date.  The redemption price will be 100% of the principal amount of the notes, plus any accrued and unpaid interest.

Call Notification:	Notice of redemption will be mailed to the holders of the notes to be redeemed not less than 10 days nor more than 60 days prior to the redemption date.

Listing:	None

Calculation Agent:	The Bank of New York Trust Company, N.A.

Lead Manager:	Banc of America Securities LLC

Co-Managers:	Comerica Securities, Inc. Toussaint Capital Partners, LLC

CUSIP:	060505 DQ4

ISIN:	US060505 DQ43

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Bank of America Corporation or the lead underwriter will arrange to send you the prospectus if you request it by contacting Bank of America Corporation, Corporate Treasury - Securities Administration, at 1-866-804-5241, or Banc of America Securities LLC, toll free at 1-800-294-1322.  You may also request a copy by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.